Exhibit 99.1

THERAVANCE BIOPHARMA ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY ZYMEWORKS FOR $17.00 PER SHARE IN CASH PLUS A CONTINGENT VALUE RIGHT

•	Theravance Biopharma shareholders to receive $17.00 per share in cash, representing an equity value of approximately $929 million
•	Theravance Biopharma shareholders to receive a contingent value right (CVR) entitling them to 80% of net proceeds from any future license, divestiture or other monetization of ampreloxetine within the next ten years
•	Transaction follows a comprehensive strategic alternatives review conducted by the Company’s Strategic Review Committee and Board of Directors
•	Transaction expected to close in the second half of 2026, subject to shareholder approval and customary closing conditions

DUBLIN, IRELAND – June 29, 2026 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (Nasdaq: TBPH) today announced that it has entered into a definitive agreement pursuant to which Zymeworks Inc. will acquire the Company for $17.00 per share in cash, representing an equity value of approximately $929 million. In addition to the cash consideration, Theravance Biopharma shareholders will receive a CVR entitling them to 80% of net proceeds realized from any future license, divestiture or other monetization of ampreloxetine over the next ten years, with the remaining 20% to Zymeworks.

The price per share represents a premium of 22% to the Company’s closing stock price on March 3, 2026, the day the Company announced topline results from the ampreloxetine Phase 3 CYPRESS study, and a premium of 10% to Theravance Biopharma’s volume weighted average price since the same date.

The transaction is the culmination of a comprehensive strategic review process conducted by the Company's Strategic Review Committee and Board of Directors, which considered a broad range of alternatives. Since its formation in 2024, the Strategic Review Committee, working with Lazard, has overseen a series of actions to maximize shareholder value, including the monetization of the Company’s TRELEGY® royalty interest for $225 million in 2025, scenario planning for different potential outcomes for the CYPRESS Phase 3 study, and the evaluation of a broad range of strategic alternatives leading to today’s transaction. During this period, Theravance Biopharma also implemented an organizational restructuring.

“After evaluating a broad range of strategic alternatives, the Strategic Review Committee and full Board of Directors determined that this transaction achieves the greatest value for Theravance Biopharma shareholders," said Susannah Gray, independent Chair of the Board and Chair of the Strategic Review Committee. “We believe this transaction recognizes the value of our assets, including our interest in YUPELRI®, the potential TRELEGY® milestone payment, a robust balance sheet and Irish tax attributes. In addition to delivering immediate cash to shareholders, this transaction also preserves the opportunity for them to benefit from any future value that may be realized from ampreloxetine through the contingent value right.”

“We are proud of what Theravance Biopharma has accomplished over the past several years, including the successful development and commercialization of YUPELRI®, which has become an important treatment option for patients with COPD. Additionally, we continue to explore whether there is a path to bring ampreloxetine to patients with MSA and nOH, a community with high unmet medical need," said Rick E Winningham, Chief Executive Officer of Theravance Biopharma. “Our achievements would not have been possible without the dedication and commitment of our team, whose contributions helped the Company reach this outcome and make a difference for patients around the world.”

Transaction Details

Under the terms of the definitive agreement, Theravance Biopharma shareholders will receive $17.00 in cash for each outstanding ordinary share of Theravance Biopharma. Theravance Biopharma shareholders will also receive a contingent value right entitling them to 80% of net proceeds realized from any future license, divestiture or other monetization transaction involving ampreloxetine over the next ten years, with the remaining 20% to Zymeworks. In addition, if a license, divestiture or monetization transaction involving ampreloxetine is not executed by the closing, a designee from Theravance Biopharma will explore potential opportunities to license, divest or otherwise monetize ampreloxetine on behalf of Zymeworks for 12-months following closing.

The Strategic Review Committee, comprised solely of independent directors, unanimously recommended the transaction to the Board of Directors. The Board of Directors unanimously approved the transaction and recommends that Theravance Biopharma shareholders vote in favor of the transaction.

The transaction is expected to close in the second half of 2026, subject to approval by Theravance Biopharma shareholders, receipt of applicable regulatory approvals and satisfaction of other customary closing conditions.

Advisors

Lazard is serving as lead financial advisor to Theravance Biopharma. Evercore is also serving as financial advisor to Theravance Biopharma. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Theravance Biopharma.

Kirkland & Ellis LLP is serving as legal counsel to Zymeworks. Matheson provided tax counsel to Zymeworks. TD Cowen served as a financial advisor to Zymeworks on the OMERS royalty note. MTS Health Partners provided financial advice to Zymeworks.

About Theravance Biopharma

Theravance Biopharma, Inc.'s focus is to deliver Medicines that Make a Difference® in people's lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Viatris Specialty LLC. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners. Theravance Biopharma and Viatris Inc., together with their respective affiliates, have established a strategic collaboration to develop and commercialize nebulized revefenacin products for COPD and other respiratory diseases.

Important Additional Information and Where to Find It

In connection with the proposed transaction involving Theravance Biopharma, Inc. (the “Company”) and Zymeworks Inc. (“Parent”), the Company intends to file a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the United States Securities and Exchange Commission (“SEC”). The Definitive Proxy Statement and proxy card will be delivered to the shareholders of the Company in advance of the extraordinary general meeting relating to the proposed transaction. This communication is not a substitute for the Definitive Proxy Statement or any other document that may be filed by the Company with the SEC. THE COMPANY’S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF THE COMPANY AND PARENT WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the Definitive Proxy Statement and such other documents containing important information about the Company and Parent, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company and Parent will make available free of charge at the Company’s website at https://investor.theravance.com/sec-filings and at Parent’s website at https://ir.zymeworks.com, respectively, copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is contained in its definitive proxy statement for the 2026 annual meeting of shareholders, which was filed with the SEC on April 28, 2026, including under the headings “Proposal One: Election of Directors,” “Proposal Three: Advisory Vote on Executive Compensation,” “Corporate Governance,” “Executive Officers,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct and indirect interests, by security holdings or otherwise, will be included in the Definitive Proxy Statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.theravance.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks, uncertainties, and assumptions. All statements in this report, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, intentions, designs, expectations, and objectives are forward-looking statements. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “designed,” “developed,” “drive,” “estimate,” “expect,” “forecast,” “goal,” “indicate,” “intend,” “may,” “mission,” “opportunities,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “represent,” “seek,” “suggest,” “should,” “target,” “will,” “would,” and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements reflect our current views with respect to future events or our future financial performance, are based on assumptions, projections, estimates, expectations and beliefs, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. No forward-looking statement can be guaranteed. Actual results may differ materially from current expectations because of numerous risks and uncertainties including, but not limited to, (i) the approval of the Company’s shareholders for the proposed transaction, which may be delayed or may not be obtained, (ii) when the contingent consideration under the CVR Agreement will become payable, if at all, (iii) the risks inherent in the drug development process, including whether the development of the compound subject to the CVR Agreement will be commercially successful, (iv) the risk that the expected benefits of the proposed transaction will not be realized, (v) potential litigation relating to the proposed transaction that could be instituted against the Company or its directors or officers, including the effects of any outcomes related thereto, (vi) any competing offers or acquisition proposals for the Company, (vii) the possibility that various conditions to the consummation of the proposed transaction may not be satisfied or waived and (viii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, including with respect to the Company’s collaboration with Viatris, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction and (ix) risks related to potential restructuring activities in connection with the proposed transaction, including disruptions to the Company’s recognition or utilization of certain tax attributes. The actual financial impact of the proposed transaction may differ from the expected financial impact described in this communication. In addition, the compounds described in this communication are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect the Company’s business, particularly the risk factors discussed in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K under the heading “Risk Factors,” and Parent’s business, particularly the risk factors discussed in Part I, Item 1A of Parent’s most recent Annual Report on Form 10-K under the heading “Risk Factors,” as well as other documents that may be filed by the Company or Parent from time to time with the SEC. Neither the Company nor Parent undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Contact:

investor.relations@theravance.com

650-808-4045